Exhibit 11.1

                    INTEGRAL SYSTEMS INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE


                                                Three Months Ended                    Nine Months Ended
                                                     June 30,                             June 30,
       Basic:                                 2000               1999              2000              1999
                                          --------------     -------------     --------------    --------------
       Weighted average number of
       common shares                          8,754,657         6,342,882          7,980,220         6,043,982

       Net Income                              $861,356        $1,074,535         $2,908,909        $2,359,702

       Earnings per share
         Income from Continuing                   $0.10             $0.16              $0.35             $0.36
         Income from Discontinued                 $0.00             $0.01              $0.01             $0.03
                                                  -----             -----              -----             -----
       Net Income                                 $0.10             $0.17              $0.36             $0.39
                                                  =====             =====              =====             =====

       Diluted:

       Weighted average number of             9,057,622         6,881,653          8,472,870         6,512,550
       common shares

       Net Income                              $861,356        $1,074,535         $2,908,909        $2,359,702

       Earnings per share
         Income from Continuing                   $0.10             $0.15              $0.33             $0.33
         Income from Discontinued                 $0.00             $0.01              $0.01             $0.03
                                                  -----             -----              -----             -----
       Net Income                                 $0.10             $0.16              $0.34             $0.36
                                                  =====             =====              =====             =====

                                     -19-